Exhibit 4.5
IMMEDIATEK, INC. This Certifies that transferable IN WITNESS WHEREOF

CERTIFICATE FOR SHARES OF THE CAPITAL STOCK ISSUED TO DATED



# IMMEDIATEK, INC.

## SERIES B CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock, par value $0.001

This Certifies that ______________________ is the owner of

______________________ Shares of the Capital Stock of

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this 18th day of July A.D. 2008

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

# CERTIFICATE

FOR

SHARES

OF THE

## Capital Stock

ISSUED TO

DATED

*For Value Received,* ____________ *hereby sell, assign and transfer unto* ____________

____________ *Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint* ____________

*to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.*

*Dated* ____________

*In presence of* ____________